Exhibit 99.1

Vivid Seats Reports Fourth Quarter Results and Authorizes New Share Repurchase Program

Finishes Transformational 2023 with Foundation for Durable Growth

CHICAGO, IL – March 5, 2024 – Vivid Seats Inc. (NASDAQ: SEAT) (“Vivid Seats” or “we”), a leading marketplace that utilizes its technology platform to connect millions of buyers with thousands of ticket sellers across hundreds of thousands of events each year, today provided financial results for the full year and fourth quarter ended December 31, 2023.

"In 2023 we grew top and bottom line by nearly 25%, significantly expanded our TAM through strategic acquisitions, and executed against our objective of being the marketplace of choice for both sellers and buyers," said Stan Chia, Vivid Seats CEO. "We also added incremental products such as Skybox Drive on the seller side while building brand awareness and affinity on the buyer side with the launch of Game Center and multiple new partnerships. These actions helped us drive our mix of accretive repeat orders 300 basis points higher in 2023. We enter 2024 excited to serve a growing $63 billion global ticketing TAM and are accelerating our investments to launch in new markets that will further enhance our ability to deliver sustained double-digit growth and long-term value."

Full Year 2023 Key Operational and Financial Metrics

•
Marketplace GOV of $3,920.5 million – up 23% from $3,184.8 million in 2022
•
Revenues of $712.9 million – up 19% from $600.3 million in 2022
•
Net income of $107.0 million – up 51% from $70.8 million in 2022
•
Adjusted EBITDA of $142.0 million – up 25% from $113.3 million in 2022

Fourth Quarter 2023 Key Operational and Financial Metrics

•
Marketplace GOV of $1,112.3 million – up 31% from $846.0 million in Q4 2022
•
Revenues of $198.3 million – up 20% from $165.0 million in Q4 2022
•
Net income of $22.4 million – down 10% from $24.8 million in Q4 2022
•
Adjusted EBITDA of $35.1 million – up 4% from $33.7 million in Q4 2022

“We delivered 23% Marketplace GOV growth alongside expanding profit margins during 2023,” said Lawrence Fey, Vivid Seats CFO. “We continue to convert our topline growth into cash flow that affords us the ability to strategically invest to support double-digit growth for years to come. In 2023, we deployed our cash flow into two TAM-expanding acquisitions while repurchasing approximately three million shares. We enter 2024 with a healthy balance sheet that we will strategically deploy as needed to support international expansion and M&A while also repurchasing shares through our newly authorized $100 million share repurchase program."

Key Performance Indicators ('000s)

	Three Months Ended		Years Ended
	December 31,		December 31,
	2023	2022	2023	2022
Marketplace GOV(1)	$1,112,326	$845,965	$3,920,526	$3,184,754
Total Marketplace orders(2)	2,974	2,182	10,898	9,183
Total Resale orders(3)	107	88	380	313
Adjusted EBITDA(4)	$35,103	$33,700	$141,982	$113,325

(1)
Marketplace Gross Order Value ("Marketplace GOV") represents the total transactional amount of Marketplace segment orders placed on our platform in a period, inclusive of fees, exclusive of taxes, and net of event cancellations that occurred during that period. During the three months ended December 31, 2023, Marketplace GOV was negatively impacted by event cancellations in the amount of $9.8 million compared to $17.0 million during the three months ended December 31, 2022. During the year ended December 31, 2023, Marketplace GOV was negatively impacted by event cancellations in the amount of $43.6 million compared to $80.3 million during the year ended December 31, 2022.
(2)
Total Marketplace orders represents the volume of Marketplace segment orders placed on our platform in a period, net of event cancellations that occurred during that period. During the three months ended December 31, 2023, our Marketplace segment experienced 21,044 event cancellations compared to 29,337 event cancellations during the three months ended December 31, 2022. During the year ended December 31, 2023, our Marketplace segment experienced 99,078 event cancellations compared to 199,595 event cancellations during the year ended December 31, 2022.
(3)
Total Resale orders represents the volume of Resale segment orders in a period, net of event cancellations that occurred during that period. During the three months ended December 31, 2023, our Resale segment experienced 547 event cancellations compared to 822 event cancellations during the three months ended December 31, 2022. During the year ended December 31, 2023, our Resale segment experienced 2,910 event cancellations compared to 5,205 event cancellations during the year ended December 31, 2022.
(4)
Adjusted EBITDA is not a measure defined under accounting principles generally accepted in the United States of America ("GAAP"). We believe Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our results of operations, as well as provides a useful measure for making period-to-period comparisons of our business performance. See the Use of Non-GAAP Financial Measures section below for more information and a reconciliation of Adjusted EBITDA to its most directly comparable GAAP measure.

2024 Financial Outlook

Vivid Seats anticipates Marketplace GOV, Revenues and Adjusted EBITDA for the year ending December 31, 2024 to be:

•
Marketplace GOV in the range of $4.2 billion to $4.5 billion
•
Revenues in the range of $810.0 million to $840.0 million
•
Adjusted EBITDA in the range of $160.0 million to $170.0 million*

Additional detail around the 2024 outlook will be available on the fourth quarter 2023 earnings call.

*Reflects a revision from our initial Adjusted EBITDA outlook provided in November 2023. We calculate forward-looking Adjusted EBITDA based on internal forecasts that omit certain information that would be included in forward-looking net income, the most directly comparable GAAP measure. We do not provide a reconciliation of forward-looking Adjusted EBITDA to forward-looking net income because the timing and/or probable significance of certain excluded items that have not yet occurred and are outside of our control is inherently uncertain and unavailable without unreasonable efforts. Such items could have a significant and unpredictable impact on our future GAAP financial results.

Chief Technology Officer Appointment

Today, Vivid Seats announced the appointment of Stefano Langenbacher as Chief Technology Officer. Langenbacher will replace Jon Wagner in March 2024, upon Wagner’s retirement as Chief Technology Officer. Wagner will continue to serve in a technical advisor role to ensure a smooth transition.

Langenbacher is a seasoned technology executive, and Vivid Seats will benefit from his extensive expertise leading the technology teams for high-performing, consumer facing e-commerce brands, most recently serving as Chief Technology Officer at Suitsupply. His deep experience optimizing global platforms and international tech stacks while fostering innovation will be invaluable as we capture the international opportunity ahead of us in our journey as a global business.

Webcast Details

Vivid Seats will host a webcast at 8:30 a.m. Eastern Time today to discuss the full year and fourth quarter 2023 financial results, business updates and financial outlook. Participants may access the live webcast and supplemental earnings presentation on the events page of the Vivid Seats Investor Relations website at https://investors.vividseats.com/events-and-presentations.

About Vivid Seats

Founded in 2001, Vivid Seats is a leading online ticket marketplace committed to becoming the ultimate partner for connecting fans to the live events, artists, and teams they love. Based on the belief that everyone should “Experience It Live,” the Chicago-based company provides exceptional value by providing one of the widest selections of events and tickets in North America and an industry leading Vivid Seats Rewards program where all fans earn on every purchase. Vivid Seats has been chosen as the official ticketing partner by some of the biggest brands in the entertainment industry including ESPN, Rolling Stone, and the Los Angeles Clippers. Vivid Seats also owns Vivid Picks, a daily fantasy sports app. Through its proprietary software and unique technology, Vivid Seats drives the consumer and business ecosystem for live event ticketing and enables the power of shared experiences to unite people. Vivid Seats has been recognized by Newsweek as one of America’s Best Companies for Customer Service in ticketing. Fans who want to have the best live experiences can start by downloading the Vivid Seats mobile app, going to vividseats.com, or calling 866-848-8499.

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of the "safe harbor" provisions of the U.S. Private Securities Litigation Reform Act of 1995. The forward-looking statements in this press release relate to, without limitation: our future operating results and financial position, including our expectations regarding Marketplace GOV, revenues and Adjusted EBITDA and the impact of our investments; our expectations with respect to live event industry growth; our TAM and competitive positioning; our business strategy; our share repurchase program; and the plans and objectives of management for future operations. Words such as “anticipate,” “believe,” “can,” “could,” “designed,” “estimate,” “expect,” “forecast,” “future,” “goal,” “intend,” “likely,” “may,” “plan,” “project,” “propose,” “seek,” “should,” “target,” “will” and “would,” as well as similar expressions which predict or indicate future events and trends or which do not relate to historical matters, are intended to identify such forward-looking statements. Forward-looking statements are not guarantees of future performance, conditions or results, and are subject to risks, uncertainties and assumptions that can be difficult to predict and/or outside of our control. Therefore, actual results may differ materially from those anticipated in any forward-looking statements. Important factors that could cause or contribute to such differences include, but are not limited to: our ability to generate sufficient cash flows or raise additional capital necessary to fund our operations; the supply and demand of live concert, sporting and theater events; our ability to maintain and develop our relationships with ticket buyers, sellers and partners; changes in internet search engine algorithms and dynamics, search engine disintermediation or mobile application marketplace rules; our ability to compete in the ticketing industry; our ability to maintain and improve our platform and develop successful new solutions and enhancements or improve existing ones; the impact of extraordinary events, including disease epidemics and pandemics; the impact of our acquisitions and strategic investments, including our integration of Wavedash Co., Ltd. and Vegas.com, LLC; the effects of any recession and/or heightened inflation; our ability to maintain the integrity of our information systems and infrastructure, and to identify, assess and manage relevant cybersecurity risks; and other factors discussed in the “Risk Factors” sections of our most recent Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q and other filings with the Securities and Exchange Commission. Forward-looking statements speak only as of the date of this press release. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. Because Vivid Seats has not yet filed its Annual Report on Form 10-K for the year ended December 31, 2023, the financial results described in this press release should be considered preliminary and are subject to change to reflect any necessary accounting adjustments or changes that are identified prior to the time of such filing.

Contacts:

Investors

Kate Africk

Kate.Africk@vividseats.com

Media

Julia Young

Julia.Young@vividseats.com

VIVID SEATS INC.

CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

	December 31,	December 31,
	2023	2022
Assets
Current assets:
Cash and cash equivalents	$125,484	$251,542
Restricted cash	6,950	748
Accounts receivable – net	58,481	36,531
Inventory – net	21,018	12,783
Prepaid expenses and other current assets	34,061	29,912
Total current assets	245,994	331,516
Property and equipment – net	10,156	10,431
Right-of-use assets – net	9,826	7,859
Intangible assets – net	241,155	81,976
Goodwill	947,359	715,258
Deferred tax assets	85,564	—
Investments	6,993	—
Other non-current assets	3,052	4,391
Total assets	$1,550,099	$1,151,431
Liabilities and equity (deficit)
Current liabilities:
Accounts payable	$257,514	$161,312
Accrued expenses and other current liabilities	191,642	181,970
Deferred revenue	34,674	31,983
Current maturities of long-term debt	3,933	2,750
Total current liabilities	487,763	378,015
Long-term debt – net	264,632	264,898
Long-term lease liabilities	16,215	14,911
Tax Receivable Agreement liability	165,699	—
Other liabilities	29,031	13,445
Total long-term liabilities	475,577	293,254
Commitments and contingencies
Redeemable noncontrolling interests	481,742	862,860
Shareholders' equity (deficit)
Class A common stock, $0.0001 par value; 500,000,000 shares authorized, 141,167,311 and 82,410,774 shares issued and outstanding at December 31, 2023 and 2022, respectively	14	8
Class B common stock, $0.0001 par value; 250,000,000 shares authorized, 76,225,000 and 118,200,000 shares issued and outstanding at December 31, 2023 and 2022, respectively	8	12
Additional paid-in capital	1,102,527	663,908
Treasury stock, at cost, 7,291,497 and 4,342,477 shares at December 31, 2023 and 2022, respectively	(52,586)	(32,494)
Accumulated deficit	(945,693)	(1,014,132)
Accumulated other comprehensive income	747	—
Total Shareholders' equity (deficit)	105,017	(382,698)
Total liabilities, Redeemable noncontrolling interests, and Shareholders' (equity) deficit	$1,550,099	$1,151,431

VIVID SEATS INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands)

	Three Months Ended December 31,		Years Ended December 31,
	2023	2022	2023	2022
Revenues	$198,303	$164,990	$712,879	$600,274
Costs and expenses:
Cost of revenues (exclusive of depreciation and amortization shown separately below)	51,346	38,305	182,184	140,508
Marketing and selling	77,126	68,412	274,096	248,375
General and administrative	51,160	31,898	159,081	127,619
Depreciation and amortization	8,575	2,463	17,178	7,732
Change in fair value of contingent consideration	—	(845)	(998)	(2,065)
Income from operations	10,096	24,757	81,338	78,105
Other (income) expense:
Interest expense – net	4,909	3,316	13,505	12,858
Loss on extinguishment of debt	—	—	—	4,285
Other income	(2,744)	(1,609)	(3,109)	(8,227)
Income before income taxes	$7,931	$23,050	$70,942	$69,189
Income tax benefit	(14,498)	(1,784)	(36,103)	(1,590)
Net income	22,429	24,834	107,045	70,779
Net income attributable to redeemable noncontrolling interests	3,560	14,749	38,605	42,117
Net income attributable to Class A Common Stockholders	$18,869	$10,085	$68,440	$28,662

VIVID SEATS INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Years Ended December 31,
	2023	2022
Cash flows from operating activities
Net income	$107,045	$70,779
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	17,178	7,732
Amortization of leases	818	2,170
Amortization of deferred financing costs and interest rate cap	924	1,052
Equity-based compensation expense	27,614	19,053
Change in fair value of warrants	(971)	(8,227)
Change in fair value of derivative asset	(536)	—
Change in fair value of contingent consideration	(998)	(2,065)
Loss on extinguishment of debt	—	4,285
Loss on asset disposals	685	369
Deferred taxes	(38,763)	—
Non-cash interest income	(261)	—
Foreign currency revaluation gain	(2,177)	—
Tax Receivable Agreement liability adjustment	574	—
Changes in operating assets and liabilities:
Accounts receivable	(17,129)	(329)
Inventory	(8,184)	(1,010)
Prepaid expenses and other current assets	(1,176)	42,894
Accounts payable	53,817	(30,779)
Accrued expenses and other current liabilities	1,336	(94,415)
Deferred revenue	827	6,844
Other non-current assets and liabilities	6,697	(3,978)
Net cash provided by operating activities	147,320	14,375
Cash flows from investing activities
Acquisition of business, net of cash acquired	(206,865)	(8)
Investments in convertible promissory note and warrant	(6,000)	—
Purchases of property and equipment	(895)	(3,558)
Purchases of personal seat licenses	(542)	(165)
Investments in developed technology	(11,339)	(11,684)
Net cash used in investing activities	(225,641)	(15,415)
Cash flows from financing activities
Proceeds from February 2022 First Lien Loan	—	275,000
Payments of February 2022 First Lien Loan	(2,750)	(2,062)
Payments of Shoko Chukin Bank Loan	(279)	—
Distributions to non-controlling interests	(14,304)	(5,245)
Repurchases of common stock	(20,092)	(32,494)
Cash paid for milestone payments	(6,005)	(1,111)
Payments of June 2017 First Lien Loan	—	(465,712)
Payments of deferred financing costs and other debt-related costs	—	(4,856)
Net cash used in financing activities	(43,430)	(236,480)
Impact of foreign exchange on cash, cash equivalents, and restricted cash	1,895	—
Net decrease in cash, cash equivalents, and restricted cash	(119,856)	(237,520)
Cash, cash equivalents, and restricted cash – beginning of period	252,290	489,810
Cash, cash equivalents, and restricted cash – end of period	$132,434	$252,290
Supplemental disclosure of cash flow information:
Cash paid for interest	$19,330	$14,794
Cash paid for income tax	$4,021	$—

Use of Non-GAAP Financial Measures

We present Adjusted EBITDA, which is a non-GAAP financial measure, because it is a measure frequently used by analysts, investors, and other interested parties to evaluate companies in our industry. Further, we believe this measure is helpful in highlighting trends in our operating results because it excludes the impact of items that are outside of our control or not reflective of ongoing performance related directly to the operation of our business.

Adjusted EBITDA is a key measure used by our management internally to make operating decisions, including those related to analyzing operating expenses, evaluating performance, and performing strategic planning and annual budgeting. Moreover, we believe Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our results of operations, as well as provides a useful measure for making period-to-period comparisons of our business performance and highlighting trends in our operating results.

Adjusted EBITDA is not based on any comprehensive set of accounting rules or principles and should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP. Adjusted EBITDA does not reflect all amounts associated with our operating results as determined in accordance with GAAP and may exclude recurring costs such as interest expense – net, equity-based compensation, litigation, settlements and related costs, change in fair value of warrants, change in fair value of derivative assets and foreign currency revaluation (gains)/losses. In addition, other companies may calculate Adjusted EBITDA differently than we do, thereby limiting its usefulness as a comparative tool. We compensate for these limitations by providing specific information regarding the GAAP amounts excluded from Adjusted EBITDA.

The following is a reconciliation of Adjusted EBITDA to its most directly comparable GAAP measure, net income (in thousands):

	Three Months Ended		Years Ended
	December 31,		December 31,
	2023	2022	2023	2022
Net income	$22,429	$24,834	$107,045	$70,779
Income tax benefit	(14,498)	(1,784)	(36,103)	(1,590)
Interest expense – net	4,909	3,316	13,505	12,858
Depreciation and amortization	8,575	2,463	17,178	7,732
Sales tax liability(1)	3,172	—	3,172	2,814
Transaction costs(2)	5,545	555	12,779	4,840
Equity-based compensation(3)	7,126	5,071	27,614	19,053
Loss on extinguishment of debt(4)	—	—	—	4,285
Litigation, settlements and related costs(5)	(45)	1,393	215	2,477
Change in fair value of warrants(6)	20	(1,609)	(971)	(8,227)
Change in fair value of derivative asset(7)	(619)	(2,065)	(536)	(2,065)
Change in fair value of contingent consideration(8)	—	1,589	(998)	369
Loss on asset disposals(9)	634	(63)	685	—
Foreign currency revaluation gain(10)	(2,719)	—	(2,177)	—
Tax Receivable Agreement liability adjustment(11)	574	—	574	—
Adjusted EBITDA	$35,103	$33,700	$141,982	$113,325
(1)
We have historically incurred sales tax expense in jurisdictions where we expected to collect and remit indirect taxes, but were not yet collecting from customers. The sales tax liability for 2023 represents the liability recorded for local admissions taxes which we are not yet collecting from customers, including estimated penalties. The sales tax liability for 2022 and 2021 represents the tax liability for sales tax prior to the date we began collecting sales tax from customers reduced by abatements received, inclusive of any penalties and interest assessed by the jurisdictions.
(2)
This consists of legal, accounting, tax and other professional fees; personnel-related costs, which consist of retention bonuses; and integration costs. Transaction costs recognized in 2023 were primarily related to secondary offerings of our Class A common stock and our acquisitions and strategic investments. Transaction costs recognized in 2022 were primarily related to our acquisitions and strategic investments, the refinancing of our first lien term loan and our exchange offering of shares of our Class A common stock for properly tendered public warrants. Transaction costs recognized in 2021 were primarily related to our merger transaction with Horizon Acquisition Corporation (the “Merger Transaction”), to the extent they were not eligible for capitalization, and our acquisition of Vivid Picks.
(3)
This relates to profits interests issued prior to the Merger Transaction and equity granted pursuant to our 2021 Incentive Award Plan, which we do not consider to be indicative of our core operating performance.
(4)
Losses incurred in 2022 resulted from the extinguishment our prior first lien term loan in February 2022.

(5)
This relates to external legal costs, settlement costs and insurance recoveries that were unrelated to our core business operations.
(6)
This relates to the revaluation of warrants to purchase units of Hoya Intermediate, LLC held by Hoya Topco, LLC following the Merger Transaction.
(7)
This relates to the revaluation of derivatives recorded at fair value.
(8)
This relates to the revaluation of Vivid Picks cash earnouts.
(9)
This relates to asset disposals, which are not considered indicative of our core operating performance.
(10)
This relates to unrealized foreign currency revaluation (gain) loss from the remeasurement of non-operating assets and liabilities denominated in non-functional currencies on the balance sheet date.
(11)
This relates to remeasurement of the Tax Receivable Agreement liability.